Exhibit 99.1

ABVC BioPharma Reports Annual 2023 Financials and Provides Fiscal Year 2024 First Quarter Business Update

Fremont, CA (March 14, 2024) – ABVC BioPharma, Inc. (NASDAQ: ABVC) (“Company”), a biotechnology company specializing in botanically based solutions that deliver high efficacy and low toxicity to improve health outcomes, announced its 2023 annual financial and operating results. These results, including the financial statements included herein, can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2024.

2023 Annual Financial Results

All comparisons are made on a year-over-year basis.

Licensing Deal:

On November 12, 2023, the Company and one of its subsidiaries, BioLite, Inc. (“BioLite”), each entered into a multi-year, global licensing agreement (the “AIBL Agreement”) with AiBtl BioPharma Inc. (“AIBL”) for the Company and BioLite’s CNS drugs with the indications of MDD (Major Depressive Disorder) and ADHD (Attention Deficit Hyperactivity Disorder) (collectively, the “Licensed Products”). As per the respective agreements, each of ABVC and BioLite received 23 million shares of AIBL stock (with an expected value of $10 per share). As a result, the Company has a controlling interest in AIBL. If certain milestones are met, the Company and BioLite are each eligible to receive $3,500,000 and royalties equaling 5% of net sales, up to $100 million.

The Company is hopeful that those licensing incomes will enable it to start becoming profitable in the near future.

Nasdaq Compliance

The Company has regained compliance with Nasdaq Marketplace Rules relating to maintaining a minimum $1.00 bid price and the $2.5 million minimum stockholders’ equity requirements, completed on August 08, 2023, and September 6, 2023, respectively.

Strategic Investments

The Company entered a cooperation agreement on August 14, 2023, with Zhong Hui Lian He Ji Tuan, Ltd.(“Zhonghui”). The Company acquired 20% of the ownership of a property and the parcel of the land (the “Property”) owned by Zhonghui in Leshan, Sichuan, China. In exchange, the Company issued Zhonghui, an aggregate of 370,000 shares (the “Shares”) of the Company’s common stock, at a per-share price of $20.0. The Company and Zhonghui plan to jointly develop the Property into a healthcare center for senior living, long-term care, and medical care in the areas of ABVC’s interests, such as Ophthalmology, Oncology, and Central Nervous Systems. As of today, the Property is valued at US$37,000,000, based on a third-party estimate.

On February 06, 2024, ABVC acquired an additional real estate asset via an equity transfer of 703,495 shares at $3.50 per share to develop plant factories for ABVC’s botanical pipeline. ABVC hopes the property will ultimately be used as an integrated platform for the global development of the Asian healthcare business and the medical, pharmaceutical, and biotechnology industries. The Company believes it may be able to leverage the value of the land (which the parties estimate at approximately $2,962,232) for additional funding that can used for further property development. In this way, the Company views real estate acquisitions as a potential alternate revenue source.

To that end, on February 16, 2024, the Company executed a definitive agreement to license its healthcare-related expertise (“Know-How”) to Senior Paradise, Inc. (“SPI”), which will also lease certain of the Company’s real estate properties. Under the lease, SPI may build a plant factory based on good agricultural practices (GAP) for ABVC’s botanical drug products and dietary supplements. This deal marks the Company’s first step towards generating revenue through its real estate acquisitions. Under the agreement, SPI shall pay ABVC $3M as the license fee for the Know-How, in cash or stock, and royalties of 2% on SPI’s revenues earned from any projects on the leased land.

Stockholders’ Equity

On February 23, 2023, the Company entered into a securities purchase agreement with Lind Global Fund II, LP (“Lind”), according to which the Company issued Lind a secured, convertible note in the principal amount of $3,704,167 (the “Lind Offering”) for a purchase price of $3,175,000 (the “Lind Note”), that is convertible into shares of Common Stock at an initial conversion price of $1.05 per share, subject to adjustment. On August 24, 2023, the Company started repaying Lind the monthly installments due under the Lind Notes; $308,000 was repaid via the issuance of 176,678 shares of Common Stock (the “Monthly Shares”) at the Redemption Share Price (as defined in the Lind Note) of $1.698 per share. Under the terms of the Lind Note, Lind increased the amount of the next monthly payment to one million dollars, such that as of September and together with the Monthly Shares, the Company repaid Lind a total of $1M by September 2023.

On July 27, 2023, the Company entered into a certain securities purchase agreement relating to the offer and sale of 300,000 shares of common stock, par value $0.001 per share, and 200,000 pre-funded warrants, at an exercise price of $0.001 per share, in a registered direct offering. According to the related purchase agreement, the Company agreed to sell the shares and pre-funded warrants at a per-share purchase price of $3.50 for gross proceeds of $1,750,000 before deducting any estimated offering expenses. On August 1, 2023, the pre-funded warrants were exercised.

On August 14, 2023, the Company entered a cooperation agreement with Zhonghui. The Company acquired 20% of the ownership of a property and the parcel of the land owned by Zhonghui in Leshan, Sichuan, China. During the third quarter of 2023, the Company issued to Zhonghui an aggregate of 370,000 shares of the Company’s common stock at a per-share price of $20 for its ownership in the acquired Property. The Company also issued 29,600 common stock to consultants for providing consulting services on the above transaction.

On November 17, 2023, the Company entered into a securities purchase agreement (the “2nd Lind Securities Purchase Agreement”) with Lind, under which the Company issued Lind a secured, convertible note in the principal amount of $1,200,000 (the “2nd Lind Offering”), for a purchase price of $1,000,000 (the “2nd Lind Note”), that is convertible into shares of the Company’s common stock at a conversion price equal to $3.50 per share for the first 180 days following the issuance date of the 2nd Lind Note, after which the conversion price shall be based on a variable price set forth therein (the “Variable Price”). Lind will also receive a 5-year, common stock purchase warrant (the “2nd Lind Warrant”) to purchase up to 1,000,000 shares of the Company’s common stock at an initial exercise price of $2 per share, subject to adjustment.

On January 17, 2024, the Company entered into a third securities purchase agreement with Lind, under which the Company issued Lind another secured, convertible note in the principal amount of $1,000,000 for a purchase price of $833,333 (the “3rd Lind Note”), that is convertible into shares of the Company’s common stock at a conversion price equal to $3.50 per share for the first 180 days following the issuance date of the 3rd Lind Note, after which the conversion price shall be based on a variable price set forth therein (the “Variable Price”). Lind will also receive a 5-year, common stock purchase warrant to purchase up to 1,000,000 shares of the Company’s common stock at an initial exercise price of $2 per share, subject to adjustment.

The Company and Lind later agreed to a floor price of $1.00 for the Variable Price of the 2nd Lind Note and 3rd Lind Note and that the Company would compensate Lind in cash if the Variable Price were less than such floor price at the time of conversion.

As of December 31, 2023, the Company achieved a total of stockholders’ equity of $8,388,050.

●	Revenues. We generated $152,430 and $969,783 in revenues for the years ended December 31, 2023, and 2022, respectively. The decrease of $817,353, or approximately 84%, was primarily caused by the completion of ongoing projects and waiting for new approval.

●	Operating Expenses. Our operating expenses were $8,066,902 in the year ended December 31, 2023, compared to $15,797,780 in December 31, 2022. Such a decrease in operating expenses was mainly attributable to decreased stock-based compensation and selling, general, and administrative expenses by $6,100,337 and decreasing research and development expenses of $1,630,541.

●	Other Income (expense). The other expense was $2,437,773 in the year ending December 31, 2023, compared to other Incomes of $400,184 on December 31, 2022. The change was principally caused by the increase in interest expense, mainly from the convertible notes payable, while being offset by the increase in foreign exchange for the year ended December 31, 2023, loss on investment in equity securities, and decrease in impairment loss and investment loss for the year ended December 31, 2023.

●	Net Loss. The net loss was $10,910,288 for the year ended December 31, 2023, compared to $16,312,374 for the year ended December 31, 2022. Through certain reduced expenses, the Company was able to reduce its net loss by $5,061,086 or approximately 31% during the year ended December 31, 2023, from 2022, through more effective usage of funding and discontinuing certain consulting services.

●	Cash and Cash Equivalents. The Company considers highly liquid investments with three months or less maturities as cash equivalents when purchased. As of December 31, 2023, and 2022, the Company’s cash and cash equivalents amounted to $60,155 and $85,265, respectively.

Recent R&D Operational Highlights

Patents and FDA Approvals

The Company received a US patent (US 16/936,032), valid until September 04, 2040, a Taiwanese (TW I821593) Patent, valid until July 22, 2040, and an Australian (AU2021314052B2) Patent, valid until April 09, 2041, for Polygala extract for the treatment of major depressive disorder. The Company received a US (US17/120,965), valid until December 20, 2040, and Taiwanese (TW 110106546), valid until February 24, 2041, Patent for Polygala Extract for treating Attention Deficit Hyperactive Disorder. A Taiwanese Patent (TW I792427) for Storage Media for the Preservation of Corneal Tissue was obtained on February 11, 2023, and is valid till July 19, 2041. As we work towards expanding our patent map into global coverage, we eagerly await the results of patent applications in the European Union, China, Japan, and others.

On December 30, 2022, the Company received US FDA approval for the IND ABV-1519 to proceed with the Combination therapy for treating Advanced Inoperable or Metastatic EGFR Wild-type Non-Small Cell Lung Cancer was approved and the study can proceed. The IND was then submitted to the Taiwan FDA, and the approval was received on January 04, 2024. The United States Food & Drug Administration (US FDA) has approved four INDs, ABV-1501 for Triple Negative Breast Cancer (TNBC), ABV-1519 for Non-Small Cell Lung Cancer (NSCLC), ABV-1702 for Myelodysplastic Syndrome (MDS), and ABV-1703 for Pancreatic Cancer Therapy.

Neurology

The MDD Phase II trials for ABV-1504 were completed successfully with good tolerance to the drug, and no serious adverse effects were reported. The product is ready for an End-of-Phase 2 meeting with the FDA to finalize the protocol for Phase III trials. At the same time, we commenced the ADHD Phase IIb trials at the University of California, San Francisco (UCSF) and five other sites in Taiwan. The trials are heading for the interim report, which we expect to complete by early Q2 2024. ABV-1601 for MDD in cancer patients has completed Phase I study preparation, including the Site Initiation Visit (SIV). The study is set to initiate in Q2 2024.

On July 31, 2023, ABVC signed a legally binding term sheet with a Chinese pharmaceutical company, Xinnovation Therapeutics Co., Ltd, for the exclusive licensing of ABV-1504 for Major Depressive Disorder (MDD) and ABV-1505 for Attention-Deficit Hyperactivity Disorder in mainland China. Under this agreement, Xinnovation will hold exclusive rights to develop, manufacture, market, and distribute our innovative drugs for MDD and ADHD in the Chinese market and shall bear the costs for clinical trials and product registration in China. We are negotiating definitive agreements with Xinnovation and are excited that the licensing deal carries a possible aggregate income of $20 million for ABVC if all expected sales are made. However, since the definitive agreements and the licensing are conditional on the satisfaction of several closing conditions, there can be no guarantee that definitive agreements will be executed and the licensing consummated on the terms contemplated by the term sheet or at all.

In November 2023, each of ABVC and one of its subsidiaries, BioLite, Inc. (“BioLite”), entered into a multi-year, global licensing agreement with AIBL for the Company and BioLite’s CNS drugs with the indications of MDD (Major Depressive Disorder) and ADHD (Attention Deficit Hyperactivity Disorder) (the “Licensed Products”). The license    covers the Licensed Products’ clinical trial, registration, manufacturing, supply, and distribution rights. The Licensed Products for MDD and ADHD, owned by ABVC and BioLite, were valued at $667M by a third-party evaluation. The parties are determined to collaborate on the global development of the Licensed Products. The parties are also working to strengthen new drug development and business collaboration, including technology, interoperability, and standards development. As per each of the respective agreements, each of ABVC and BioLite received 23 million shares of AIBL stock at $10 per share, and if certain milestones are met, each may be eligible to receive $3,500,000 and royalties equaling 5% of net sales, up to $100 million.

Ophthalmology

Vitargus®, a vitreous substitute, is a groundbreaking, advanced-staged R&D product that we believe will be the first biodegradable hydrogel used in retinal detachment surgery. Vitargus® has completed the feasibility study in Australia and was approved by the Australian Therapeutic Goods Administration (TGA) to initiate the next trial phase in two participating sites. This is vital to obtaining final regulatory approval for Vitargus® in Australia.

The Science Park Administration in Taiwan approved ABVC’s plan to set up a pilot Good Manufacturing Practice (GMP) facility to produce Vitargus® and to pursue the process development work for manufacturing optimization. We are undertaking this project, proposed by ABVC’s Taiwan affiliate and co-development partner, BioFirst Corporation, to upgrade the Vitargus® manufacturing processes with the expectation that it can ultimately handle the global market supply. ABVC and BioFirst Corporation expect to complete the facility’s construction in Hsinchu Biomedical Science Park, Taiwan, in 2025.

Oncology/Hematology

The United States Food & Drug Administration (US FDA) approved the Investigational New Drug (IND) application for the proposed clinical investigation of BLEX 404, the primary active ingredient in ABV-1519, for advanced inoperable or metastatic EGFR wild-type non-small cell lung cancer. This treatment is being co-developed by BioKey, Inc. (“BioKey”) and by the Rgene Corporation, Taiwan. The study received approval from the Taiwan FDA. This is the fourth IND approved by the US FDA for BLEX 404. The previous three INDs are for the combination therapies of triple-negative breast cancer, myelodysplastic syndromes (MDS), and pancreatic cancer.

CDMO

BioKey, a wholly-owned subsidiary of the Company based in Fremont, California, produces dietary supplements derived from the maitake mushroom in tablet and liquid forms. BioKey has entered the second year of the distribution agreement with Define Biotech Co. Ltd. BioKey is currently set to produce an additional $1 million worth of products for the global market. We continue to work on distribution for the US and Canadian markets with Shogun Maitake.

On the regulatory services front for our clients, we received two ANDA approvals from the US FDA. We have a three-year contract, worth up to $3 million, for clinical development services between BioKey and Rgene Corporation.

About ABVC BioPharma

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company’s network of research institutions includes Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

Forward-Looking Statements

Clinical trials are in early stages, and there is no guarantee that any specific outcome will be achieved. This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

Contact:

Leeds Chow

Email: leedschow@ambrivis.com

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$60,155	$85,265
Restricted cash	656,625	1,306,463
Accounts receivable, net	1,530	98,325
Accounts receivable – related parties, net	10,463	757,343
Due from related parties – current	747,573	513,819
Short-term investments	79,312	75,797
Prepaid expense and other current assets	101,051	150,235
Total Current Assets	1,656,709	2,987,247

Property and equipment, net	7,969,278	573,978
Operating lease right-of-use assets	809,283	1,161,141
Long-term investments	2,527,740	842,070
Deferred tax assets, net	-	117,110
Prepaid expenses – non-current	78,789	135,135
Security deposits	62,442	58,838
Prepayment for long-term investments	1,274,842	2,838,578
Due from related parties – non-current, net	113,516	865,477
Total Assets	$14,492,599	$9,579,574

LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loans	$899,250	$1,893,750
Accrued expenses and other current liabilities	3,696,380	2,909,587
Contract liabilities	79,500	10,985
Taxes payables	112,946	-
Operating lease liabilities – current portion	401,826	369,314
Due to related parties	173,132	359,992
Convertible notes payable – third parties, net	569,456	-
Total Current Liabilities	5,932,490	5,543,628

Tenant security deposit	21,680	7,980
Operating lease liability – non-current portion	407,457	791,827
Total Liabilities	6,361,627	6,343,435
COMMITMENTS AND CONTINGENCIES
Equity
Preferred stock, $0.001 par value, 20,000,000 authorized, nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 authorized, 7,940,298 and 3,286,190 shares issued and outstanding as of December 31, 2023 and 2022, respectively(1)	7,940	3,286
Additional paid-in capital	82,636,966	67,937,050
Stock subscription receivable	(451,480)	(1,354,440)
Accumulated deficit	(65,420,095)	(54,904,439)
Accumulated other comprehensive income	516,387	517,128
Treasury stock	(8,901,668)	(9,100,000)
Total Stockholders’ equity	8,388,050	3,098,585
Noncontrolling interest	(257,078)	137,554
Total Equity	8,130,972	3,236,139

Total Liabilities and Equity	$14,492,599	$9,579,574

(1)	Prior period results have been adjusted to reflect the 1-for-10 reverse stock split effected on July 25, 2023.

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2023	2022
Revenues	$152,430	$969,783

Cost of revenues	302,037	286,415

Gross (loss) profit	(149,607)	683,368

Operating expenses
Selling, general and administrative expenses	5,368,278	6,067,545
Research and development expenses	1,062,916	2,693,457
Stock-based compensation	1,635,708	7,036,778
Total operating expenses	8,066,902	15,797,780

Loss from operations	(8,216,509)	(15,114,412)

Other income (expense)
Interest income	185,481	187,817
Interest expense	(2,493,340)	(293,968)
Operating sublease income	65,900	107,150
Impairment loss	-	(110,125)
Investment loss	-	(7,446)
Gain (loss) on foreign exchange changes	22,690	(259,463)
Loss on investment in equity securities	(221,888)	-
Other income (expenses)	3,384	(24,149)
Total other income (expenses)	(2,437,773)	(400,184)

Loss before provision income tax	(10,654,282)	(15,514,596)

Provision for income tax expense	256,006	797,778

Net loss	(10,910,288)	(16,312,374)

Net loss attributable to noncontrolling interests	(394,632)	110,865

Net loss attributed to ABVC and subsidiaries	(10,515,656)	(16,423,239)
Foreign currency translation adjustment	(741)	(22,532)
Comprehensive loss	$(10,516,397)	$(16,445,771)

Net loss per share:
Basic and diluted	$(2.43)	$(5.19)

Weighted average number of common shares outstanding(1):
Basic and diluted	4,335,650	3,166,460

(1)	Prior period results have been adjusted to reflect the 1-for-10 reverse stock split effected on July 25, 2023.

ABVC BIOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Cash flows from operating activities
Net loss	$(10,910,288)	$(16,312,374)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	28,531	23,799
Stock-based compensation	1,635,708	7,036,778
Inventory allowance for valuation losses	-	25,975
Provision for doubtful accounts	1,455,101	184,589
Other non-cash expenses	2,413,746	32,350
Impairment of prepaid expenses	-	110,125
Loss on investment in equity securities	221,888	-
Deferred tax expense	115,668	864,802
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	228,557	(614,166)
Decrease (increase) in prepaid expenses and other current assets	101,926	238,092
Decrease (increase) in due from related parties	(321,776)	(837,014)
Increase (decrease) in accrued expenses and other current liabilities	786,793	1,608,784
Increase (decrease) in contract liabilities	68,515	-
Increase (decrease) in tenant security deposit	13,700	(2,600)
Increase (decrease) in Taxes payables	112,946	-
Increase (decrease) in due to related parties	(186,860)	242,469
Net cash used in operating activities	(4,235,845)	(7,398,391)

Cash flows from investing activities
Purchase of equipment	(21,201)	(119,692)
Prepayment for equity investment	(338,985)	(1,601,992)
Net cash used in investing activities	(360,186)	(1,721,684)

Cash flows from financing activities
Issuance of common stock	1,050,000	3,663,925
Repayment of short-term bank loans	(1,000,000)	-
Proceeds from issuance of warrants	2,406,338	-
Proceeds from short-term bank loans	-	350,000
Proceeds from convertible notes payable	1,462,622	-
Net cash provided by financing activities	3,918,960	4,013,925

Effect of exchange rate changes on cash and cash equivalents and restricted cash	2,123	(67,337)

Net increase (decrease) in cash and cash equivalents and restricted cash	(674,948)	(5,173,487)

Cash and cash equivalents and restricted cash
Beginning	1,391,728	6,565,215
Ending	$716,780	$1,391,728

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense paid	$33,180	$285,465
Income taxes paid	$27,392	$1,600
Non-cash financing and investing activities
Purchase of Property and equipment by issuing common stock to a third party	$7,400,000	$-
Issuance of common stock for conversion of debt	$3,306,112	$-